EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Home Depot, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the registration statement. The audit report referred to a change in the Company’s method of accounting for leases.

/s/ KPMG LLP

Atlanta, Georgia
October 28, 2020